Exhibit 99.22

1600 Amphitheatre Parkway Mountain View, California 94043	Tel: 650.253.0000 www.google.com

February 16, 2012

To the Persons listed on Exhibit A hereto:

Re: Interest Notice

Ladies and Gentlemen:

Reference is made to that certain Equityholders’ Agreement dated as of November 28, 2008 by and among Clearwire Corporation (the “Company”), Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc. (“Google”), TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC and BHN Spectrum Investments, LLC, as amended by the Amendment to Equityholders’ Agreement, dated as of December 8, 2010 (the “Equityholders’ Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Equityholders’ Agreement.

Pursuant to Section 3.3 of the Equityholders’ Agreement, Google hereby notifies you that it intends to sell up to 29,411,765 shares of Class A Common Stock of the Company (the “Shares”) at $1.60 per share in a cash transaction pursuant to one or more Open Market Transfers.

Pursuant to Section 3.3(b) of the Equityholders’ Agreement, each Non-Selling Equityholder shall have five (5) Business Days from receipt of this Interest Notice (the “Notice Period”) to notify Google of its election to purchase all or any portion of the Shares in accordance with the terms and conditions of this Interest Notice and the Equityholders’ Agreement. In addition, pursuant to Section 3.3(b)(i) of the Equityholders’ Agreement, if not all of the Non-Selling Equityholders entitled to purchase a pro rata share of the Shares elect to purchase their entire pro rata share of the Shares, the other Non-Selling Equityholders may purchase a portion of the unsubscribed Shares. If, however, none of the Non-Selling Equityholders delivers a Response Notice or if the Response Notices of the Non-Selling Equityholders, collectively, present an offer for less than all of the Shares, pursuant to Section 3.3(b)(ii) of the Equityholders’ Agreement, Google shall proceed with the proposed Open Market Transfers upon the expiration of the Notice Period.

Google also requests that you waive certain rights under the Equityholders’ Agreement with respect to the above-referenced proposed sale. By execution of this letter, the undersigned hereby waives its right of first offer pursuant to Section 3.3(b) of the Equityholders’ Agreement and further waives application of Section 3.3(c)(ii)(B) of the Equityholders’ Agreement with respect to the above-referenced proposed sales, provided that Google effects such sales prior to March 31,2012 and in accordance with applicable laws. Please send the executed copy of this letter to Jennifer L. Kercher by email at jkercher@google.com or by facsimile at 650-887-1790.

GOOGLE INC.

By:	/s/ Donald Harrison
Name:	Donald Harrison
Title:	Vice President, Deputy General
Counsel and Assistant Secretary

EQUITYHOLDER

By:
Name:
Title:

CLEARWIRE CORPORATION

By:
Name:
Title:

Exhibit A

Sprint Nextel Corporation

2001 Edmund Halley Drive

Reston, Virginia 20191

Attention: Senior Vice President Corporate Development and Spectrum

Facsimile No.: (703) 433-4406

Sprint Nextel Corporation

6200 Sprint Parkway

Overland Park, Kansas 66251

Attention: Vice President – Law, Corporate Transactions

Facsimile No.: (913) 523-9803

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

Attention: Michael J. Egan

Facsimile No.: (404) 572-5100

Eagle River

2300 Carillon Point

Kirkland, WA 98033

Attention: Amit Mehta

Facsimile No: (425) 828-8664

Comcast Corporation

One Comcast Center

1701 John F. Kennedy Boulevard

Philadelphia, Pennsylvania 19103

Attention: Chief Financial Officer

Facsimile No.: (215)286-1240

Comcast Corporation

One Comcast Center

1701 John F. Kennedy Boulevard

Philadelphia, Pennsylvania 19103

Attention: General Counsel

Facsimile No.: (215) 286-7794

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: David L. Caplan

Facsimile No.: (212) 450-3800

Time Warner Cable Inc.

60 Columbus Circle

New York, NY 10023

Attn.: General Counsel

Facsimile No.: (704) 973-6201

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn:	Matthew W. Abbott

Robert B. Schumer

Facsimile No.: (212) 757-3990

Bright House Networks, LLC

c/o Advance/Newhouse Partnership

5000 Campuswood Drive

East Syracuse, NY 13057

Attn: Leo Cloutier

Facsimile No.: (315) 438-4643

Sabin, Bermant & Gould LLP

Four Times Square

New York, NY 10036

Attn: Arthur J. Steinhauer, Esq.

Facsimile No.: (212) 381-7218

Intel Corporation

2200 Mission College Blvd., MS RN6-65

Santa Clara, California 95054-1549

Attention: President, Intel Capital

Facsimile No.: (408) 765-8871

Intel Corporation

2200 Mission College Blvd., MS RN6-59

Santa Clara, California 95054-1549

Attention: Intel Capital Portfolio Manager

Facsimile No.: (408) 653-6796

Intel Corporation

2200 Mission College Blvd., MS RN4-151

Santa Clara, California 95054-1549

Attention: Intel Capital Group General Counsel

Facsimile No.: (408) 653-9098

Intel Corporation

2200 Mission College Blvd., MS RN5-125

Santa Clara, California 95054-1549

Attention: Director, U.S. Tax and Trade

Facsimile No.: (408) 765-1733

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, California 94304

Attention: Gregory T. Davidson

Facsimile No.: (650) 849-5050

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071-3197

Attention: Paul S. Issler

Facsimile No.: (213) 229-6763

Clearwire Corporation

4400 Carillon Point

Kirkland, Washington 98033

Attention: Chief Executive Officer

Facsimile No.: (425) 216-7097

Clearwire Corporation

4400 Carillon Point

Kirkland, Washington 98033

Attention: General Counsel

Facsimile No.: (425) 216-7766

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

Attention: Joshua N. Korff

Facsimile No.: (212) 446-6460

Davis Wright Tremaine LLP

1201 Third Avenue, Suite 2200

Seattle, Washington 98101

Attention: Sarah English Tune

Facsimile No.: (206) 757-7161